Exhibit (2)(n)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Senior Income Fund:

We consent to the use of our report dated April 19, 2002 incorporated herein by reference and to the references to our firm under the headings "Auditors" and "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                        /s/ KPMG LLP

Boston, Massachusetts
August 6, 2002